Confidential portions of this document have been omitted and filed separately with the Commission.


Tifton Aluminum Company, Inc.                                            ALCOA
PO.Box 88                                         Soft Alloy Extrusion Division
250 Southwell Boulevard                               Alcoa Engineered Products
Tifton, Georgia 31793

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October 16, 1997

Mr. Gary Ihrke
V.P. Operations
Featherlite Manufacturing, Inc.
P O Box 320
Cresco,Iowa 52136

Dear Gary:

This letter will confirm our agreement reached today. Tifton Aluminum has purchased, with your authorization, ********* pounds of aluminum for your 1998 extrusion requirements. The extrusions will be purchased and delivered at a firm base price of $**** per pound. Tifton will reserve press tonnage at a level of ****** pounds per week exclusively for Featherlite. The dozen dies we have reviewed and will supply ********************** as agreed. If you have needs in December of this year we will be prepared, as dies will be complete by December 1st. I will be in your office again on Monday to meet with Charlie and Craig to insure packaging and transportation issues are clearly understood.

Gary, we greatly appreciate the opportunity to serve your extrusion needs. We will work hard to improve your vendor base with quality extrusions delivered in a reliable pattern.

Yours truly,

/S/ Herb Grubbs
Herb Grubbs
Regional Sales Manager

jw

cc:     Jack Leckie
        Mike Delf
        Ronnie Whitehead

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 Main Office: (912) 382-7330         Main Fax: (912) 388-6707
 Sales Office: (800) 841-2030         Sales Fax: (912) 388-6727